SUBSCRIPTION AGREEMENT

BETWEEN

NET ELEMENT, INC.

AND

IGOR YAKOVLEVICH KRUTOY

June 6, 2012

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered into as of this 6thday of June, 2012 (the “Effective Date”), by and between NET ELEMENT, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 1450 South Miami Avenue, Miami, FL 33130 (the “Company”), and IGOR YAKOVLEVICH KRUTOY, (passport of the Russian citizen No 45 04 783332 issued on the 04th of December 2002 by Otdel Vnutrennyh Del “Gagarinskiy”, subdivision code 772-068, registered at Russia, Moscow, Kosygina street, 10, apt 9) an individual residing in the Russian Federation (the “Investor” each, a “Party” and together, the “Parties”).

Recitals

A.           The Company desires to issue, and the Investor desires to acquire 13,333,333 shares of the Common Stock of the Company (the “Shares”) that compounds 1.8% of all the issued shares of the Company at a purchase price of $0.15 per share as consideration for the Investor’s investment of $2,000,000 (Two million US dollars) in the Company (the “Investment”).

B.           The Company and the Investor believe that it is in their respective best interests to have the Company issue the Shares and have Investor acquire the issued Shares in accordance with the terms of this Agreement.

C.           Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Schedule I to this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Authorization and Subscription for Shares.

1.1           Authorization. The Company has duly authorized the sale and issuance of the Shares, pursuant to the terms and conditions contained in this Agreement.

1.2           Issuance of Shares; Consideration. Subject to the terms and conditions of this Agreement, upon the execution of this Agreement and receipt of a wire transfer in the amount of $2,000,000 (Two million) US Dollars further in the text referred to as the “Purchase Price”) and other good and valuable consideration to the Company by Investor, the Company will transfer and issue to the Investor and the Investor shall acquire the Shares.

1.3           Payment of Purchase Price. The Investor shall pay the Purchase Price to the Company by wire transfer of immediately available funds to the following account:

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Account Title:	Net Element, Inc.
Account Number:	9118581115
Bank Address:	Citibank, N.A.
Aventura Financial Center #37
2750 Aventura Blvd.
Aventura, FL 33180
Bank ABA:	266086554
Swift Code:	CITIUS 33 For International wires

1.4           Use of Proceeds. The Company shall use the proceeds received from the issuance of the Shares, if exercised, as operating funds for the Company’s business.

2.            The Closing.

The closing (the “Closing”) of the sale and purchase of the Shares under this Agreement shall take place as of the Effective Date (the “Closing Date”). At the Closing:

(a)          Execution of Agreements. The Company and the Investor shall execute and deliver this Agreement.

(b)         Conditions to Closing by the Company. The obligations of the Company under this Agreement are subject to satisfaction of the following conditions at or prior to each Closing Date, any of which may be waived by the Company in writing:

(i)          All documents reasonably requested from the Investor by the Company pursuant to this Agreement shall have been previously delivered to the Company by the Investor.

(ii) All the representations and warranties of the Investor contained in this Agreement shall be true and complete in all material respects and the Investor shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to each Closing.

(c)          Conditions to Closing by the Investor. The obligations of the Investor under this Agreement are subject to satisfaction of the following conditions at or prior to each Closing Date, any of which may be waived by the Investor in writing:

(i)          All documents reasonably requested from the Company by the Investor pursuant to this Agreement shall have been previously delivered to the Investor by the Company.

(ii)         All the representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects and the Company shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to each Closing.

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3.           Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

Authorization of Transaction. The Company has full power and authority to execute, deliver and perform this Agreement to which it is, or is specified to be, a party. The Board of Directors of the Company have duly authorized and approved this Agreement and the transactions contemplated hereby. This Agreement has been, or when executed, will be, duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

No Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, shall (with or without notice or lapse of time or both) (i) violate any Law or Order to which the Company or its assets are subject, (ii) violate or conflict with the provisions of the charter or bylaws of the Company, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration or material modification of, create for any party the right to accelerate, terminate, materially modify or cancel, or require any notice under any material Contract or material License to which the Company is a party or by which the Company is bound or to which its assets are subject, or (iv) result in the imposition of any material Lien, other than a Permitted Lien, upon any of the material properties or assets of the Company. No material consent, approval or authorization of, or registration or filing with any Governmental or Regulatory Body or other Person is required in connection with the execution or delivery by the Company of this Agreement.

Organization. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate or lease its assets and to conduct its business as presently conducted and, as applicable, to enter into this Agreement and to consummate the transactions contemplated herein and therein. The Company is duly authorized to conduct business and is in good standing in each jurisdiction where such authorization is required to conduct its business as currently conducted by it. The Company has previously made available to Investor copies of the organizational documents of the Company, as currently in effect, and the Company is not in default in the performance, observation or fulfillment of its obligations under such organizational documents.

The Shares. The Shares will be legally issued, fully paid, and non-assessable and Investor will receive good and marketable title to the Shares free and clear of all Encumbrances, except as prohibited by the securities’ laws of the United States.

Litigation. The Company (a) knows of no outstanding Order applicable to the Company or its assets, (b) is not a party to any Action or Proceeding, or (C) has been threatened in writing to be made a party to any Action or Proceeding with respect to any threat by a Person.

Books and Records. The minute books of the Company, as made available to the Investor and its representatives on April 6, 2012, contain in all material respects accurate records of all meetings of and all corporate actions or written consents by the Board of Directors of the Company as of such date.

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Disclosure. No representation or warranty contained in this Section 3 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Brokers’ Fees. The Company has no Liability to pay any fees or commissions to any broker, investment banker, finder or agent with respect to the transactions contemplated by this Agreement for which Investor could become liable or obligated.

The Company has no any outstanding indebtedness, except as disclosed in Schedule II that is an integral part of this Agreement.

4.           Representations and Warranties of the Investor. The Investor hereby represents, warrants and agrees as follows:

(a)          Due Execution. This Agreement has been duly executed and delivered by the Investor and constitutes valid and binding obligations of the Investor which shall be enforceable in accordance with its terms, subject as to enforceability to any applicable bankruptcy, insolvency, debtors’ relief, receivership, reorganization, or other similar statutes and equitable principles that may govern the enforcement of creditors’ rights generally.

(b)         Authorization of Transaction. The Investor has full legal right and power and all authority and approval required (i) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by the Investor in connection with the purchase of the Shares, and (ii) to purchase and hold such Shares.

(c)          No Contravention. The execution of and performance of the transactions contemplated by this Agreement and compliance with their respective provisions by the Investor will not (i) require on the part of the Investor any filing with, or any permit, authorization, consent or approval of, governmental entity, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Investor or any of its properties or assets.

(d)         Restrictions on Transfer. The Investor is aware that it cannot sell or otherwise transfer the Shares in the United States without registration under applicable federal or state securities laws or without an exemption therefrom, and is aware that the Investor will be required to bear the financial risks of the Investor’s purchase for an indefinite period of time because, among other reasons, the Shares have not been and are not anticipated to be registered with the SEC or any regulatory authority of any state and, therefore, cannot be transferred or resold unless they are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

(e)         Accredited Investor. The Investor is an “Accredited Investor” within the meaning of the definition set forth in Regulation D of the Securities Act.

(f)          Disclosure. No representation or warranty contained in this Section 4 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

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(g)          Brokers’ Fees. The Investor has no Liability to pay any fees or commissions to any broker, investment banker, finder or agent with respect to the transactions contemplated by this Agreement for which Company could become liable or obligated.

(h)          Risk. The purchase of the Shares involves a high degree of risk and the Investor acknowledges that the Investor can bear the complete economic risk of the purchase of the Shares, including the total loss of the Investment represented hereby. The Investor represents and warrants that the Investor is able to bear the economic risk of losing all or a portion of the Investment, which is not disproportionate to the Investor’s net worth, and that the Investor has adequate means of providing for the Investor’s current needs and contingencies without regard to the Investment.

5.           Binding Agreement. This Agreement and the representations and warranties contained herein shall be binding upon and inure to the benefit of any heirs, executors, administrators, successors and assigns of each party hereto, and shall survive the purchase and issuance of the Shares.

6.           Amendment and Modification. No amendment or modification of this agreement shall be effective unless made in writing and signed by or on behalf of the Parties.

7.           Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

8.          Entire Agreement. This Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

9.          Assignment. This Agreement is not transferable or assignable by either party without the express written consent of the other party.

10.        Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

11.       Section Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or two (2) business days after deposit with the United States Post office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) calendar days’ advance written notice to the other parties.

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13.       Survival of Representations. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations.

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Schedule I

Definitions

“Action” or “Proceeding” means any action, hearing, proceeding (public or private), arbitration or suit (whether civil, criminal, administrative or investigative) commenced, brought or conducted by any Person, or any investigation or audit by any Governmental or Regulatory Body.

“Agreement” has the meaning set forth in the preface, and shall include all Disclosure Schedules and Exhibits which are incorporated in this Agreement by this reference.

“Company” means the Company and its Subsidiaries.

“Contract” means any contract, agreement, subcontract, indenture, note, bonds (including surety bond), loan, instrument, lease, mortgage, franchise, license, assignment, purchase order, sale order, proposal, bid, understanding, commitment, whether written or oral, that is legally binding.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, claim, contractual restriction, easement, right-of-way, option, conditional sale or installment contract or encumbrance of any kind.

“Governmental Authorization” or “License” means any consent, license, registration, authorization or permit issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Body or pursuant to any Law.

“Governmental or Regulatory Body” means, collectively, any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal or other governmental organization or body, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory or Taxing Authority of any nature.

“Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States of America, the State of Florida, any foreign country or any domestic or foreign state, county, city or other political subdivision of any Governmental or Regulatory Body.

“Liability” means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation, penalty, responsibility, cost or expense, fixed or unfixed, choate or inchoate, liquidated or un-liquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

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“Order” means any decision, award, writ, judgment, decree, ruling, verdict, injunction, assessment, penalty, or similar order made, issued or entered by, or settlement with, any Governmental or Regulatory Body or arbitrator.

“Party” and “Parties” have the meanings set forth in the preface.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.

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Schedule II

Outstanding liabilities

The Company hereby acknowledges and confirms that as per the date of execution of the Subscription agreement the Company has the following outstanding liabilities, all officially reported to the Securities and Exchange Commission (www.sec.gov):

Notes Receivable

1.	On April 4, 2012, the Company (Lender) entered into a $75,000 principal amount Promissory Note and Loan Agreement with NET ELEMENT RUSSIA LLC (Borrower), maturing on the third anniversary of the Funding Date, i.e. the date on which the whole Loan amount had been fully transferred to the Borrower. The interest rate is 5 % per annum. The Loan amount and any interest accrued may be pre-paid at any time without penalty.

Notes Payable

1.	On December 14, 2010, the Company assumed a $1,667,020 loan to Openfilm from Enerfund, LLC when the Company purchased Openfilm on that date. The loan agreement is dated December 10, 2010 and matures two years from that date. The annual interest rate is 5% payable annually on December 31.

2.	On May 16, 2011, the Company entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $2,000,000, which is the balance outstanding at March 31, 2012. The annual interest rate is 5.0% and principal and interest is due on or before April 27, 2014. The loan may be pre-paid at any time without penalty. Outstanding principal may be converted by Enerfund at any time into shares of common stock of the Company at a conversion price of $0.11per share.

3.	On October 24, 2011, the Company entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $1,600,000, which is the outstanding balance. The annual interest rate under the note is 5% and principal and interest is due on or before October 24, 2014. The note may be pre-paid at any time without penalty. Outstanding principal under the note may be converted by Enerfund, LLC at any time into shares of common stock of the Company at a conversion price of $0.11 per share. Upon conversion of the note, the Company is required to issue to Enerfund, LLC a five-year warrant to purchase a number of shares of common stock of the Company equal to the number of shares issued upon such conversion with an exercise price of $0.11per share.

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4.	On December 31, 2011, Enerfund had made advances to the Company for $100,785, which were recorded as due to related parties (current portion). Subsequent to December, Enerfund advanced additional monies to the Company. The Company repaid all advances to Enerfund ($905,317) on March 6, 2012 that were made between December 31, 2011 and March 6, 2012.

5.	On May 14, 2012, the Company entered into a $500,000 principal amount Promissory Note and Loan Agreement with Enerfund maturing November 1, 2012. The interest rate is 5% per annum.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement together with Schedule I and Schedule II as of the Effective Date.

NET ELEMENT, INC.

By:	/s/ Mike Zoi
Name: Mike Zoi
Title: Chief Executive Officer

INVESTOR

/s/ Igor Krutoy
Name: Igor Krutoy

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